Exhibit 10.2
INVESTOR’S RIGHTS AND STANDSTILL AGREEMENT
THIS INVESTOR’S RIGHTS AND STANDSTILL AGREEMENT (this “Agreement”) is made and entered into as of October 7, 2007, by and between UCBH Holdings, Inc., a Delaware corporation (the “Issuer”) and China Minsheng Banking Corp., Ltd. a Chinese joint stock commercial bank (the “Buyer”).
RECITALS
     WHEREAS, Issuer and Buyer have entered into an Investment Agreement, dated as of October 7, 2007 (the “Investment Agreement”);
     WHEREAS, in order to induce Buyer to enter into the Investment Agreement, Issuer desires to provide Buyer certain rights set forth in this Agreement with respect to the Subject Securities (as defined below); and
     WHEREAS, in order to induce Issuer to enter into the Investment Agreement, Buyer has agreed to comply with certain “lock up” and “standstill” restrictions with respect to the Subject Securities on the terms and conditions set out in this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree hereto as follows:
          SECTION 1. DEFINITIONS
     1.1 Definitions. As used in this Agreement, the following terms have the following meanings:
          (a) “Affiliate” means, with respect to any Person at any time, any other Person directly or indirectly controlling, controlled by, or under common control with such Person as of such time; provided that, for the purposes of this Agreement, Buyer and its Affiliates shall not be Affiliates of Issuer, and Issuer and its Affiliates shall not be Affiliates of Buyer.
          (b) “Beneficial Ownership” by a Person shall be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 promulgated under the Exchange Act; provided that Buyer shall not be deemed to Beneficially Own any Common Stock subject to the Investment Agreement prior to the purchase of such Common Stock by Buyer. For purposes of this Agreement, a Person shall be deemed to Beneficially Own any securities that are Beneficially Owned by its Affiliates or any Group of which such Person or any such Affiliate is or becomes a member. Notwithstanding the foregoing, securities Beneficially Owned by Buyer and its Affiliates shall not include, for any purpose under this Agreement, any Common Stock held by Buyer and its Affiliates (i) in trust for the benefit of persons other than Buyer and its Affiliates; (ii) in managed, brokerage, custodial, nominee or other customer accounts; (iii) in mutual funds, open- or closed-end investment funds or other pooled investment vehicles sponsored, managed and/or advised or subadvised by Buyer or its Affiliates; or (iv) by Affiliates of Buyer (or any division thereof) which are broker-dealers or otherwise engaged in the securities business, provided that in each case, such securities were acquired in the ordinary course of business of their respective banking, investment management and securities business and not with the intent or purpose on the part of Buyer or its Affiliates of influencing control of

Issuer or avoiding the provisions of this Agreement. The terms “Beneficially Own” and “Beneficial Owner” shall have a correlative meaning.
          (c) “Board” shall mean the board of directors of Issuer.
          (d) “Business Day” shall mean a day, other than Saturday, Sunday or other day on which commercial banks in San Francisco, California or Beijing, China are authorized or required by applicable law to close.
          (e) “Buyer Percentage” shall mean, at any time, the ratio, expressed as a percentage of the total Subject Securities Beneficially Owned by Buyer to the total number of issued and outstanding shares of Common Stock.
          (f) “CADFI” shall mean the California Department of Financial Institutions.
          (g) “CBRC” shall mean the China Banking Regulatory Commission or its duly authorized local branch, as the case may be, or any successors thereto.
          (h) “CSRC” shall mean the China Securities Regulatory Commission or its duly authorized local branch, as the case may be, or any successors thereto.
          (i) “Capital Stock” shall mean, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.
          (j) “Change of Control” shall mean, with respect to Person at any time, (a) the acquisition by a person or Group (as defined below) of a majority of such Person’s outstanding voting securities, (b) the sale of all or substantially all of such Person’s assets, or (c) the merger, consolidation, dissolution, liquidation, reorganization, other corporate or similar transaction or series of related transactions in which the owners of all of such Person’s outstanding voting securities prior to such transaction do not own a majority of the voting securities of the resulting, surviving or ultimate parent entity after such transaction. Notwithstanding the foregoing, a transaction or series of related transactions shall not be considered to result in a Change of Control effected solely for the purposes of changing the form or jurisdiction of organization of an entity.
          (k) “Common Stock” shall mean common stock of Issuer, par value $0.01 per share.
          (I) “Control” (including the terms controlling, controlled by and under common control with) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          (m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
          (n) “FDIC” shall mean the U.S. Federal Deposit Insurance Corporation.
          (o) “First Closing” shall mean the closing of the purchase and sale of the Initial Shares as set forth in the Investment Agreement.
          (p) “FRB” shall mean the U.S. Federal Reserve Board.

          (q) “GAAP” means the generally accepted accounting principles in the United States as in effect from time to time.
          (r) “Group” shall have the meaning set forth in Section  13(d)(3) of the Exchange Act.
          (s) “Initial Buyer Percentage” shall mean a Buyer Percentage of 4.9%.
          (t) “Initial Shares” shall mean the number of shares of Common Stock newly issued by Issuer upon the First Closing pursuant to the Investment Agreement.
          (u) “Permitted Buyer Percentage” shall mean: (i) following the First Closing and until the Second Closing, the Initial Buyer Percentage, as such Buyer Percentage may be adjusted from time to time (A) as a result of purchases of Common Stock by Buyer in accordance with Section 2.02 of the Investment Agreement, and (B) in accordance with Sections 2.3 and 2.4 hereof; (ii) following the Second Closing and until the Third Closing, the Step Two Buyer Percentage, as such Buyer Percentage may be adjusted from time to time (A) as a result of purchases of Common Stock by Buyer in accordance with Section 2.03 of the Investment Agreement, if any, and (B) in accordance with Sections 2.3 and 2.4 hereof; and (iii) following the Third Closing, the Step Three Buyer Percentage.
          (v) “Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization.
          (w) “Prevailing Fair Market Value” shall mean, with respect to publicly traded securities, the average daily closing price per share as quoted on the Nasdaq Global Select Market (or the principal exchange or market on which such security may be listed or may trade) for such security for the thirty (30) consecutive trading days commencing on the fifth (5th) trading day prior to the date as of which the Prevailing Fair Market Value is being determined. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by the Nasdaq Global Select Market (or such principal exchange or market) or a similar source reasonably and in good faith selected from time to time by Issuer for such purpose. In the event such closing prices are unavailable, the Prevailing Fair Market Value shall be the cash price at which a willing seller would sell and a willing buyer would buy such securities in an arm’s length negotiated transaction without time constraints, as determined by an internationally recognized investment banking firm selected by mutual agreement of Buyer and Issuer.
          (x) “Registration Expenses” shall mean the reasonable expenses incident to performance of or compliance by Issuer with Section 4 of this Agreement, including (i) all SEC and stock exchange registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all printing expenses, (iv) all fees and expenses incurred in connection with the listing of Subject Securities on the Nasdaq Global Select Market and all rating agency fees, and (v) the fees and disbursements of counsel for Issuer and of its independent public accountants, including the expenses of any special audits and/or comfort letters required by or incident to such performance and compliance, but excluding (i) underwriting discounts, selling commissions, fees or other compensation payable to placement agents, (ii) fees and expenses of underwriters and/or placement agents (including legal fees) and (iii) transfer taxes, if any.

          (y) “Regulatory Agency” shall mean any banking agency or department of any foreign, U.S. federal or state government, including CADFI, the FRB, the FDIC, the CBRC, the SAFE or the respective staffs thereof.
          (z) The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness (or deemed effectiveness) of such registration statement or document.
          (aa) “SAFE” shall mean the State Administration of Foreign Exchange of the PRC or its duly authorized local branch, as the case may be, or any successors thereto.
          (bb) “SEC” shall mean the U.S. Securities and Exchange Commission.
          (cc) “Second Closing” shall mean the closing of transactions resulting in Buyer holding the Step Two Buyer Percentage of issued and outstanding Common Stock, as set forth in the Investment Agreement.
          (dd) “Securities Act” shall mean the Securities Act of 1933, as amended.
          (ee) “Standstill Period” shall mean the period commencing on the date of the Investment Agreement and continuing until the third (3rd) anniversary of the date thereof.
          (ff) “Step Three Buyer Percentage” shall mean a Buyer Percentage of 20%, except as used in Section 6.2 below.
          (gg) “Step Two Buyer Percentage” shall mean a Buyer Percentage of 9.9%.
          (hh) “Subject Securities” shall mean (i) the shares of Common Stock issued or purchased by Buyer, whether newly issued by Issuer pursuant to Article 2 of the Investment Agreement or purchased from third parties as and to the extent permitted under this Agreement or the Investment Agreement and (ii) any shares of Common Stock issued as a dividend, stock split or other distribution with respect to or in exchange for or in replacement of the shares referred to in Section 1.1(hh)(i) above; provided, however, that Subject Securities shall not include any securities described in Sections l.1(hh)(i) or l.1(hh)(ii) above which (A) have been sold to the public either pursuant to the effective registration statement, if applicable, or pursuant to Rule 144 under the Securities Act or (B) are subject to any Transfer (as defined in Section 3 of this Agreement) in accordance with Section 3 of this Agreement. For the avoidance of doubt, any Common Stock acquired by Buyer pursuant to Section 2.4 hereof shall become the Subject Securities upon such acquisition and be subject to the restrictions contained in this Agreement.
          (ii) “Subsidiary” shall mean, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.
          (jj) “Third Closing” shall mean the closing of transactions resulting in Buyer holding the Step Three Buyer Percentage of issued and outstanding Common Stock, as set forth in the Investment Agreement.
          (kk) “Treasury Stock” shall mean shares of Common Stock that are classified as treasury stock in accordance with GAAP.

          (ll) “Voting Securities” shall mean at any time shares of any class of Capital Stock or other securities of Issuer which are then entitled to vote generally in the election of directors and not solely upon the occurrence and during the continuation of certain specified events.
          SECTION 2. STANDSTILL
     2.1 Acquisition of Additional Shares.
          (a) Buyer represents and warrants to Issuer that immediately following the First Closing, Buyer shall not Beneficially Own any Common Stock other than the shares constituting the Initial Shares. Unless otherwise specifically provided herein, during the Standstill Period, Buyer shall not, and shall not permit its Affiliates to, acquire, offer or propose to acquire, or agree to acquire the Beneficial Ownership of any shares of Common Stock representing more than the Permitted Buyer Percentage, whether by open market purchase or from any selling stockholders of Issuer, or otherwise.
          (b) Buyer covenants and agrees that during the Standstill Period, except as contemplated by Section 2.4, it shall not, and shall not permit its Affiliates to, directly or indirectly acquire, offer or propose to acquire or agree to acquire, whether acting alone or in concert with any other Person or Group, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (including by way of merger of consolidation), by joining a partnership, syndicate or other Group or otherwise, the Beneficial Ownership of any additional Common Stock (except by way of stock dividends, stock reclassifications or other distributions or offerings made available and, if applicable, exercised on a pro rata basis, to holders of Common Stock generally); provided, however, that following completion of the First Closing, Buyer may purchase a number of shares of Common Stock in privately-negotiated transactions to increase the then current Buyer Percentage up to the Step Two Buyer Percentage as set forth in the Investment Agreement; provided, further, that following completion of the Second Closing, Buyer may purchase a number of shares of Common Stock in privately-negotiated transactions or, subject to applicable law, in the open market to increase the then current Buyer Percentage up to the Step Three Buyer Percentage as set forth in the Investment Agreement.
     2.2 Certain Restrictions.
          (a) During the Standstill Period, except as provided in this Agreement (including without limitation by virtue of Buyer’s representation on the Board in accordance with the terms of this Agreement and participation by person(s) nominated by Buyer in meetings and other actions of the Board and any duly constituted committee thereof or by informal meetings or consultations with members of the Board or management), Buyer agrees not to, and to cause each of its Subsidiaries and its and their respective executive officers not to, directly or indirectly, alone or in concert with others:
     (i) except in the manner and to the extent permitted under Section 6.1, seek election to or seek to place a representative or other Affiliate or nominee on the Board or seek removal of any member of the Board;
     (ii) (A) propose or seek to effect a merger, consolidation, recapitalization, reorganization, sale, lease, exchange or other disposition of substantially all assets or other business combination involving, or a tender or exchange offer for securities of,

Issuer or any of its Subsidiaries or any material portion of its or such Subsidiary’s business or assets or any other type of transaction that would otherwise result in a Change of Control of Issuer or in any increase in the Buyer Percentage beyond the then applicable Permitted Buyer Percentage (any such action described in this clause (A), a “Issuer Transaction Proposal”), or (B) present to Issuer, its stockholders or any third party any proposal that constitutes, or would reasonably be expected to result in, a Issuer Transaction Proposal or an increase in the Buyer Percentage beyond the then applicable Permitted Buyer Percentage;
     (iii) privately or publicly suggest or announce its willingness or desire to engage in a transaction or group of transactions, or have another Person engage in a transaction or group of transactions that constitutes, or would reasonably be expected to result in, a Issuer Transaction Proposal or an increase in the Buyer Percentage beyond the then applicable Permitted Buyer Percentage, or take any action that would reasonably be expected to require Issuer to make a public announcement regarding any Issuer Transaction Proposal;
     (iv) initiate, request, induce, encourage or attempt to induce or give encouragement to any other Person to initiate, or otherwise provide assistance to any Person who has made or is contemplating making, or enter into discussions or negotiations with respect to, any proposal that constitutes, or would reasonably be expected to result in, a Issuer Transaction Proposal or an increase in the Buyer Percentage beyond the then applicable Permitted Buyer Percentage;
     (v) have or seek to have more than two representatives serve as officers, agents, or employees of Issuer;
     (vi) permit the sale of any of its insurance or other nonbanking products through the officers or employees of Issuer or any Affiliate thereof;
     (vii) dispose or threaten to dispose of shares of Issuer in any manner as a condition of specific action or non-action by Issuer;
     (viii) form, join in or in any other way (including by deposit of Common Stock) participate in a partnership, pooling agreement, syndicate, voting trust or other Group with respect to Common Stock, or enter into any agreement or arrangement or otherwise act in concert with any other Person, for the purpose of acquiring, holding, voting or disposing of Common Stock; or
     (ix) take any other actions, alone or in concert with any other Person, to seek to effect a Change of Control of Issuer or an increase in the Buyer Percentage beyond the then applicable Permitted Buyer Percentage or otherwise seek to circumvent any of the limitations set forth in this Section 2.2.
          (b) The parties agree and acknowledge that, during the Standstill Period, unless expressly approved in writing by a duly authorized U.S. federal or state bank regulatory agency, neither Buyer nor any Affiliate of Buyer shall have any managerial or operational control of any kind over Issuer or any Affiliate of Issuer. Buyer shall fully comply with any and all commitments Buyer may enter into with any Regulatory Agency and with any and all orders and other regulatory action imposed on Buyer by any Regulatory Agency, in each case insofar as the foregoing relates to Issuer or its Affiliates.

     2.3 issuer Repurchase.
          (a) If, at any time during the Standstill Period, there is a repurchase or redemption of Common Stock by Issuer that, by reducing the number of outstanding Common Stock, increases the Buyer Percentage (a “Issuer Repurchase”) to an amount in excess of the then-applicable Permitted Buyer Percentage, Buyer shall dispose of Common Stock Beneficially Owned by it in the manner set forth in clauses (b) or (c) below, as applicable; provided, however, that if effecting such disposition at such time would subject Buyer to liability under Section 16(b) of the Exchange Act, then the obligation of Buyer to effect such disposition shall be deferred until the earliest date on which it or its Affiliates may effect such disposition without incurring such liability under Section 16(b).
          (b) In the event of a proposed Issuer Repurchase during the Standstill Period (other than pursuant to a proposed program of open market repurchases by Issuer, which shall be treated in accordance with the provisions of clause (c) below) which, together with any prior Issuer Repurchases of less than 1% of the outstanding Common Stock (with respect to which no Common Stock Beneficially Owned by Buyer or its Affiliates were disposed of in the manner required by this Section 2.3), shall be in excess of 1% of the outstanding Common Stock prior to such Issuer Repurchase (a “Required Repurchase Event”), Issuer shall give written notice (the “Repurchase Notice”) to Buyer not later than five (5) Business Days prior to such Issuer Repurchase, specifying (i) the number of outstanding shares of Common Stock proposed to be repurchased by Issuer, (ii) the expected increase in the Buyer Percentage resulting from the proposed Issuer Repurchase, and (iii) the number of shares of Common Stock to be repurchased by Issuer from Buyer such that the Buyer Percentage following such repurchase shall be equal to the then applicable Permitted Buyer Percentage (the “Buyer Repurchase Shares”). Upon receipt of the Repurchase Notice, Buyer shall, subject to applicable law, be required to sell to Issuer (a “Buyer Repurchase”) the Buyer Repurchase Shares at a per share price, payable in cash, equal to the Prevailing Fair Market Value determined on the date of such notice. The Buyer Repurchase shall be consummated on such date to be agreed in writing between Buyer and Issuer, which date shall be no later than ten (10) Business Days following the receipt of the notice delivered by Issuer under this Section 2.3(b) or, if applicable, ten (10) Business Days after the receipt of all required regulatory approvals. Notwithstanding the foregoing, at Buyer’s option and subject to applicable law, in lieu of selling any shares of Common Stock to Issuer, Buyer may elect to dispose of the Buyer Repurchase Shares in open market transactions of the type described in clauses (a) and (b) of Section 3.2 (the “Market Sale Option”). Buyer shall give written notice to Issuer by no later than two (2) Business Days prior to the Issuer Repurchase of its election to exercise its Market Sale Option and shall consummate the sale of the Buyer Repurchase Shares within ten (10) Business Days thereafter or, if applicable, ten (10) Business Days after the receipt of all required regulatory approvals (or such longer period as may be required to comply with any volume restrictions on sales of securities under Rule 144 of the Securities Act (or any successor rule) if Buyer elects to dispose of such Common Stock in transactions of the type described in clause (b) of Section 3.2).
          (c) In the event that Issuer shall propose a program of open market repurchases of Common Stock during the Standstill Period which, together with any prior Issuer Repurchases of less than 1% of the outstanding Common Stock (with respect to which no Common Stock Beneficially Owned by Buyer or its Affiliates were disposed of in the manner required by this Section 2.3), shall be in excess of 1% of the outstanding Common Stock prior to such Issuer

Repurchase, Issuer shall give written notice thereof to Buyer not later than ten (10) Business Days prior to the commencement of any repurchases of Common Stock pursuant thereto, and Buyer shall, subject to applicable law, have the option, exercisable by written notice given to Issuer within five (5) Business Days after receipt of such notice from Issuer, to either (i) participate in such repurchases by selling Common Stock to Issuer on a regular basis proportionate with Issuer’s repurchase of Common Stock in the open market (the “Repurchase Option”), or (ii) sell such applicable number of shares of Common Stock pursuant to the Market Sale Option, in each case, subject to applicable law. In either case Issuer shall give written notice to Buyer (the “Update Notice”) not less frequently than every second week as to the number of shares of Common Stock so repurchased by Issuer during the two preceding calendar weeks, the weighted average price paid for such repurchased Common Stock (the “Average Price”), and the estimated number of Buyer Repurchase Shares. If Buyer has elected the Repurchase Option, Buyer shall sell, or cause one or more of its Affiliates to sell, to Issuer the Buyer Repurchase Shares at the Average Price within five (5) Business Days after receiving the Update Notice. If Buyer has not elected the Repurchase Option, it shall sell the Buyer Repurchase Shares pursuant to the Market Sale Option within ten (10) Business Days after receiving the Update Notice (or such longer period as may be required to comply with any volume restrictions on sales of securities under Rule 144 of the Securities Act (or any successor rule) if Buyer elects to dispose of such Common Stock in transactions of the type described in clause (b) of Section 3.2).
     2.4 Anti-Dilution Rights.
          (a) If the Buyer Percentage is less than the Initial Buyer Percentage as of the date of the First Closing, or if at any time the Buyer Percentage decreases, as a result of:
               (i) any issuance of Common Stock or other Voting Securities by Issuer, whether prior to or after the date of this Agreement, and whether (v) for financing, (w) in connection with mergers and acquisitions, (x) upon the exercise of any option, warrant, stock appreciation right or other similar instrument or the conversion of any preference security, debt security or other instrument convertible or exchangeable for Common Stock, (y) in the form of restricted shares or similar instruments, or (z) otherwise, or
               (ii) any capital reorganization or reclassification of Common Stock (including as a result of a stock dividend, subdivision, split or combination) or any other corporate action that results, directly or indirectly, in a reduction in the Buyer Percentage (including without limitation any over-disposition of Common Stock by Buyer as a result of a Required Repurchase Event), (each, a “Dilutive Event”) Buyer shall have the option and right to acquire additional shares of Common Stock so that, immediately after such acquisition, Buyer shall Beneficially Own (A) the same Buyer Percentage of such Common Stock as was Beneficially Owned by Buyer immediately prior to the occurrence of the Dilutive Event, or (B) if the Buyer Percentage is less than the Initial Buyer Percentage as of the date of the First Closing, the percentage of issued and outstanding Common Stock equal to the Initial Buyer Percentage (the “Additional Shares”); provided that, for purposes of administrative convenience, Buyer’s right to purchase Additional Shares pursuant to Section 2.4(a) shall be exercisable each and every time that an incremental aggregate number of shares of Common Stock issued upon Dilutive Events shall be at least 1% of the then outstanding shares of Common Stock (each, an “Exercisable Event”).

          (b) Issuer shall provide Buyer within ten (10) Business Days after the Exercisable Event written notice thereof. Buyer shall have the right, exercisable by providing written notice to Issuer within ten (10) Business Days after receipt of Issuer’s notice (or if such notice period is not possible under the circumstances, such notice as is practicable), to purchase for cash directly from Issuer up to a number of shares of Common Stock (including Treasury Stock, if applicable) equal to the Additional Shares. The purchase price for any Common Stock purchased by Buyer pursuant to this Section 2.4 shall be (A) in the case of a Dilutive Event other than an issuance of Common Stock in connection with mergers and acquisitions, the lesser of (x) the Prevailing Fair Market Value of Common Stock determined on the date of the Dilutive Event or (y) the price (including any assumed indebtedness which is part of the purchase price and valuing any non-cash consideration at the Prevailing Fair Market Value) at which Issuer issues such Common Stock to other shareholders or third parties, and (B) in the case of an issuance of Common Stock in connection with any merger or acquisition, the arithmetic average, weighted by reference to daily trading volume, of the closing prices of such Common Stock during the thirty (30) trading day period ending immediately prior to the closing of such merger or acquisition. Issuer shall provide such information, to the extent reasonably available, relating to any non-cash consideration as Buyer may reasonably request in order to evaluate any non-cash consideration paid in respect of any issuance contemplated by Section 2.4(a). If, in connection with any issuance by Issuer covered by this Section 2.4, Buyer gives notice of its intent to exercise its option under this Section 2.4 but has not purchased the securities subject thereto within sixty (60) days thereafter for reasons not primarily related to actions or omissions of Issuer or the absence of any approvals or consents or the taking of any other actions required to be taken under applicable law or the prohibition on purchasing such securities during such period imposed by applicable securities laws, Buyer shall be deemed to have waived its rights to purchase such securities under this Section 2.4 with respect to such issuance of Common Stock.
          (c) In the event that, after giving effect to Sections 2.4(a) and (b), the Buyer Percentage is still less than the applicable Permitted Buyer Percentage immediately prior to the occurrence of the Dilutive Event, then Buyer may, subject to applicable law, purchase a number of shares of Common Stock in the open market or in a privately-negotiated transaction so that the Buyer Percentage following such purchase equals the applicable Permitted Buyer Percentage immediately prior to the occurrence of the Dilutive Event.
          SECTION 3. TRANSFER RESTRICTIONS.
     3.1 During the Standstill Period. During the Standstill Period, except as provided for in Section 2.3, Buyer shall not, without the prior written consent of Issuer, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise dispose of, directly or indirectly, any Subject Securities, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such Subject Securities, whether any such transaction described in clause (i) or (ii) above (each, a “Transfer”) is to be settled by delivery of securities, in cash or otherwise.
     3.2 After the Standstill Period. Following the expiration of the Standstill Period, on any trading day, Buyer may sell that number of the Subject Securities that represents not more than 10% of the average daily trading volume of Common Stock on the Nasdaq Global Select Market for the ninety (90) trading days preceding the date of sale in public market transactions only (a) pursuant to an effective registration statement as set forth in Section 4 below, if applicable, or (b)

as permitted by and pursuant to Rule 144 promulgated under the Securities Act. Except as in accordance with this Section 3.2 and 3.3 or unless Buyer obtains Issuer’s prior written consent regarding the terms and conditions for such Transfer, Buyer shall have no right to Transfer the Subject Securities. An attempted Transfer in violation of this Agreement shall be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the Transfer restrictions set forth in this Agreement, and shall not be recorded on the stock transfer books of Issuer. No Transfer by Buyer shall be effective unless and until Issuer shall have been furnished with information reasonably satisfactory to it demonstrating that such Transfer is in compliance with this Section 3.
     3.3 Right of First Offer. Prior to making any offer to Transfer any Subject Securities pursuant to Section 3.2, Buyer shall give Issuer the opportunity to purchase such Subject Securities in the following manner:
          (a) Buyer shall give written notice (the “Transfer Notice”) to Issuer, specifying the number of shares of the Subject Securities to be Transferred. The Transfer Notice shall constitute an offer to Issuer (or its designee) which is irrevocable during the period described in paragraph (b) below, to sell to Issuer (or its designee) the Subject Securities which are the subject of such Transfer Notice upon the terms set forth in this Section 3.3 and the Transfer Notice. Issuer may elect to purchase (or cause its designee to purchase) all but not less than all of the Subject Securities that are the subject of the Transfer Notice for cash at the Prevailing Fair Market Value and upon the terms and conditions specified in the Transfer Notice.
          (b) If Issuer elects to purchase (or cause its designee to purchase) the offered Subject Securities, Issuer shall give notice to Buyer within fifteen (15) Business Days of its receipt of the Transfer Notice of its election, which notice shall include the date set for the closing of such purchase, which date shall be no later than five (5) Business Days following the delivery of such election notice, or, if later, five (5) Business Days after receipt of all required regulatory approvals, and the identity of the designee, if any. If, in connection with any Transfer of Subject Securities pursuant to Section 3.2, Issuer gives notice of its intent to exercise (or cause its designee to exercise) the purchase option under this Section 3.3 but the Subject Securities subject thereto are not purchased by Issuer (or its designee) within sixty (60) days thereafter for reasons not primarily related to actions or omissions of Buyer or the absence of any approvals or consents or the taking of any other actions required to be taken under applicable law or the prohibition on purchasing such securities during such period imposed by applicable securities laws, Issuer (and its designee) shall be deemed to have waived its rights to purchase such securities under this Section 3.3 with respect to such Transfer of Subject Securities.
     3.4 Insider Trading Compliance. Anything to the contrary contained in this Agreement notwithstanding, so long as Buyer has the right to receive non-public Issuer information pursuant to Section 5 below, (i) any nominee of Buyer as a director or officer of Issuer, or (ii) Buyer shall comply with the requirements of Section 16 of the Exchange Act and Issuer’s insider trading policy then in effect in connection with any Transfer of the Subject Securities.

     3.5 Legend on Shares. Each certificate representing Subject Securities shall bear the following restrictive legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AS SET FORTH IN A INVESTOR’S RIGHTS AND STANDSTILL AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.
          SECTION 4. REGISTRATION RIGHTS
     4.1 Request for Registration.
          (a) At any time after the expiration of the Standstill Period, Buyer may make a written request for registration under the Securities Act of all or part of the Subject Securities (“Demand Registration”) for resale by means of a firm commitment underwritten offering. Upon receipt of such request, Issuer shall use all reasonable efforts to effect as expeditiously as may be practicable, but in any event no later than thirty (30) days after receipt of such request, the registration under the Securities Act of all Subject Securities which Buyer requests to be registered, and shall in connection therewith prepare and file a Form S-3 registration statement or such form as is then available (or any successor form of registration statement to such Form S-3 or other available registration statement) with the SEC under the Securities Act to effect such registration. Notwithstanding the foregoing, Issuer shall not be required to effect any registration if the Subject Securities that Issuer shall have been requested to register shall, in the aggregate, constitute less than 2% of the Common Stock issued and outstanding on the date of such written request for a Demand Registration is made. Buyer shall not be entitled to request more than one Demand Registration statement under this Agreement in any 6-month period, and Buyer shall not be entitled to more than a total of six requests for Demand Registration statements pursuant to this Agreement; provided that no Demand Registration shall be deemed to have been effected for purposes of this Agreement unless (i) it has been declared effective by the SEC, (ii) it has remained effective for not less than ninety (90) days or such shorter period during which Buyer completes the distribution described in the registration statement relating thereto, and (iii) the offering of Subject Securities pursuant to such registration is not subject to any stop order, injunction or other order or requirement of the SEC; provided, further, that if, as a result of any underwriter cutback, Buyer cannot include all of the Subject Securities that it has requested to be registered, then any such registration shall not be deemed to constitute one of the Demand Registrations to which Buyer is entitled pursuant to this Section 4.1(a).

          (b) Notwithstanding the foregoing, if Issuer shall furnish to Buyer a certificate signed by the President of Issuer stating that in the good faith judgment of the Board, it would be materially detrimental to Issuer and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, Issuer shall have the right to defer such filing for a reasonable period of time during which such filing would be materially detrimental (the “Demand Blackout Period”) after receipt of the request of Buyer; provided that such deferral by Issuer shall not exceed ninety (90) days from the receipt of any request by Buyer under Section 4.1 to register any Subject Securities; provided, further, that Issuer may not register any other securities during such ninety (90) day period; provided, however, that Issuer shall not utilize this right more than once in any twelve (12) month period. Issuer shall give Buyer prompt written notice of any such determination to defer filing in the form of a certificate signed by an executive officer of Issuer, which notice shall contain a general statement of the reasons for such postponement and an approximation of the anticipated delay. Issuer shall promptly notify Buyer of the expiration or earlier termination of the Demand Blackout Period.
     4.2 Piggyback Registration.
          (a) If Issuer proposes to file a registration statement relating to an offering of Common Stock by Issuer or any holder of its securities (other than a registration statement on Form S-4 or S-8 or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or of stock issued to employees of Issuer pursuant to any employee benefit plan, respectively) for the registration of Common Stock (a “Piggyback Registration”), Issuer shall give written notice to Buyer at least twenty (20) days before the initial filing with the SEC of such piggyback registration statement (a “Piggyback Registration Statement”), which notice shall set forth the intended method of disposition of the securities proposed to be registered (which, if the Piggyback Registration is to relate to an underwritten offering, must be for inclusion in the underwritten offering). The notice shall offer to include in such filing such shares of Subject Securities as Buyer may request.
          (b) If Buyer desires to have, any Subject Securities registered under this Section 4.2, Buyer shall advise Issuer in writing within ten (10) days after the date of receipt of such offer from Issuer, setting forth the amount of such Subject Securities for which registration is requested. Issuer shall thereupon include in such filing the number or amount of Subject Securities for which registration is so requested, subject to Section 4.3(b), and shall use all reasonable efforts to effect registration of such Subject Securities under the Securities Act.
     4.3 Underwriting. In connection with any offering involving an underwriting of shares of Subject Securities, whether it is pursuant to the Demand Registration or the Piggyback Registration, the following shall apply:
          (a) Issuer shall be entitled to select the underwriter for such registered underwritten offering, subject to Buyer’s approval, which shall not be unreasonably withheld. Thereafter, Issuer and Buyer shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.
          (b) In the event that the managing underwriter of such public offering advises in writing that, in its opinion, the total amount of the securities requested to be included in such registration in addition to the securities being registered by Issuer, if applicable, would be greater than the total number of securities which can be sold in the offering without having a material adverse effect on the distribution of such securities or otherwise having a material adverse effect on the marketability thereof (the “Maximum Number of Securities”), then:
               (i) in the event of the Demand Registration, the number of the Subject Securities to be included in such underwriting shall be equal to the Maximum Number of Securities;
               (ii) in the event Issuer initiated the Piggyback Registration, Issuer shall include in such Piggyback Registration first, the securities Issuer proposes to register and second, the securities of all other selling security holders, including Buyer, to be included in such Piggyback Registration in an amount which together with the securities Issuer proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such selling security holders on a pro rata basis (based on the number of securities of Issuer held by each such selling security holder); or
               (iii) in the event any other holder of Common Stock of Issuer initiated the Piggyback Registration, Issuer shall include in such Piggyback Registration first, the securities such initiating security holder proposes to register, second, the securities of any other selling security holders (including Buyer), in an amount which together with the securities the initiating security holder proposes to register, shall not exceed the Maximum Number of Securities, such amount to be allocated among such other selling security holders on a pro rata basis (based on the number of securities of Issuer held by each such selling security holder) and third, any securities Issuer proposes to register, in an amount which together with the securities the initiating security holder and the other selling security holders propose to register, shall not exceed the Maximum Number of Securities.
          (c) Issuer shall not hereafter enter into any agreement, which is inconsistent with the rights of priority provided in paragraph (b) above.
     4,4 Expenses. Issuer shall pay all Registration Expenses and Buyer shall pay all other expenses related to Buyer’s sale of Subject Securities; provided, however, that Issuer shall not be required to pay for any Registration Expenses, if the registration request is subsequently withdrawn at the request of Buyer, unless, at the time of such withdrawal, Buyer has learned of a material adverse change in the condition, business, or prospects of Issuer from that known to Buyer at the time of its request and has withdrawn the request with reasonable promptness upon obtaining knowledge of such material adverse change.
     4.5 Obligations of Issuer. Issuer shall, subject to the terms and conditions hereof, use all reasonable efforts to:
          (a) prepare and file with the SEC a registration statement with respect to such Subject Securities, and use all reasonable efforts to cause such registration statement to become effective and to keep such registration statement effective for up to ninety (90) days or such shorter period during which Buyer completes the distribution described in the registration statement relating thereto, whichever first occurs;
          (b) prepare and file, as expeditiously as reasonably practicable, with the SEC such amendments and supplements to the registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act;

          (c) furnish to Buyer such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act;
          (d) register and qualify the securities covered by the registration statement under such blue sky laws of such states of the United States as shall be reasonably requested by Buyer; provided, however, that Issuer shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;
          (e) notify Buyer at any time that Issuer has knowledge that a prospectus relating to such registration statement is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
          (f) subject to the provisions of Section 4.8 below, amend or supplement any such prospectus in order to cause such prospectus not to include any untrue statement of material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;
          (g) cause Subject Securities covered by the registration statement to be listed on the Nasdaq Global Select Market and provide Buyer with information regarding the transfer agent and the CUSIP number for such Subject Securities;
          (h) notify Buyer of (i) the effectiveness of a registration statement, (ii) the filing of any post-effective amendments to such registration statement, or (iii) the filing of a supplement to such registration statement; provided, however, that this requirement shall not apply to periodic reports, other reports and proxy statements required to be filed by Issuer; and
          (i) furnish to Buyer in accordance with Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable registration statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.
     4.6 Furnish Information. It shall be a condition precedent to the obligations of Issuer to take any action pursuant to this Section 4 with respect to the Subject Securities of Buyer that Buyer shall furnish to Issuer such information regarding itself, the Subject Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of Buyer’s Subject Securities.
     4.7 Reports under the Exchange Act. With a view to making available to Buyer the benefits of Rule 144 (or any successor rule) and any other rule or regulation of the SEC that may at any time permit Buyer to sell Subject Securities to the public without registration, Issuer shall use all reasonable efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (i) six months after such date as all Subject Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect, and (ii) such date as all of Subject Securities shall have been resold;
          (b) file with the SEC in a timely manner all reports and other documents required to be filed by Issuer under the Exchange Act; and

          (c) furnish to Buyer upon request, as long as Buyer owns any Subject Securities, (i) a written statement by Issuer that Issuer has complied with the reporting requirements of the Exchange Act, (ii) a copy of Issuer’s most recent Annual Report on Form 10-K or Quarterly Report on Form l0-Q, and (iii) such other reports and public documents as Buyer may reasonably request in order to avail itself of any rule or regulation of the SEC allowing it to sell Subject Securities without registration.
     4.8 Suspension Periods. If disclosure of information in an amendment to the registration statement and/or in a supplement to the prospectus included therein is required so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and if an executive officer of Issuer determines in good faith at any time after consultation with external counsel that such disclosure of any such information would be materially detrimental to Issuer, then Issuer shall be permitted to delay filing such amendment or supplement for a period of time not to exceed forty-five (45) consecutive days or ninety (90) days in any rolling twelve-month period (each such period, a “Suspension Period”) by providing written notice of such Suspension Period to Buyer. Upon receiving written notice of a Suspension Period, Buyer shall immediately cease (and shall cause its agents or brokers to immediately cease) all offers and sales of Subject Securities pursuant to the registration statement. Issuer shall promptly notify Buyer in writing upon the termination of any Suspension Period. In addition, and without any limitation of the foregoing, if at any time, in Issuer’s good faith determination after consultation with external counsel, that there is a substantial risk that the offer or sale by Buyer of any Subject Securities pursuant to any registration statement would result in a violation of the Securities Act, the anti-fraud provisions of the Exchange Act or other applicable law, then Buyer shall, upon written notice to Buyer from Issuer, immediately cease (and shall cause its agents or brokers to immediately cease) all offers and sales of Subject Securities under any registration statement until further notice from Issuer.
     4.9 Indemnification.
          (a) To the extent permitted by law, Issuer shall indemnify and hold harmless Buyer, each of its officers and directors and each person, if any, who “controls” Buyer (within the meaning of the Securities Act or the Exchange Act), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state in the registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading, (iii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus (as defined below), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, or (iv) any violation or alleged violation by Issuer of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with a registration effected pursuant to the terms of this Agreement; and Issuer shall pay to Buyer, each of its officers, directors or controlling person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Issuer, which consent shall not be unreasonably withheld, conditioned or delayed, nor shall Issuer be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Buyer or any underwriter or controlling person thereof; and provided, further, that the indemnity agreement contained in this Section 4.9(a) shall not apply to, nor shall Issuer have any other liability elsewhere under this Agreement with respect to, any sale of Subject Securities by Buyer under any registration statement with respect to which Buyer has not received confirmation within ten (10) business days prior to the date of such sale that such registration statement is available to cover such sale. For purposes of this Section 4.9(a), “Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act.
          (b) To the extent permitted by law, Buyer shall indemnify and hold harmless Issuer, each of its directors, officers and each person, if any, who controls Issuer within the meaning of the Securities Act, any underwriter, each of its officers, directors and partners, and any controlling person of any such underwriter, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent that such Violation occurs in reliance upon and in conformity with written information furnished by Buyer expressly for use in connection with registration pursuant to the registration statement; and Buyer shall pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 4.9(b) in connection with investigating or defending any such indemnified loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.
          (c) Promptly after receipt by an indemnified party under this Section 4.9 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually and reasonably satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party, to the extent prejudiced, of any liability to the indemnified party under this Section 4.9, but the omission to so deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.9.
          (d) If the indemnification provided for in this Section 4.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged Violation relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.
          (e) The obligations of Issuer and Buyer under this Section 4.9 shall survive the completion of any offer or sale of Subject Securities pursuant to the registration statement.
4.10 Prompt Notice of Suspension or Investigation. In the event any registration statement filed by Issuer becomes subject to a stop order suspending its effectiveness, or proceedings for such purpose are pending before or threatened by the SEC, Issuer shall provide Buyer prompt notice thereof.
          SECTION 5. INFORMATION RIGHTS
     So long as Buyer from time to time maintains the Initial Buyer Percentage, complies with its obligations under Section 3.4 hereof and maintains the disclosed information in confidence as required in Rule l00(2)(ii) of Regulation FD, Issuer shall deliver to Buyer:
          (a) as soon as practicable and, in any event, within thirty (30) Business Days (or such earlier date that the information is available to Issuer) after the end of each month, (i) the unaudited consolidated balance sheets of Issuer and its Subsidiaries as of the end of such month and the related unaudited statements of operations for such month and for the portion of the fiscal year then ended, and (ii) a written management report for Issuer and its Subsidiaries, which contains, without limitation, analyses of the operating results of Issuer on a consolidated basis, a comparison of actual performance for such month and year to date against the budget for such month and against the financial results for the corresponding month in the preceding fiscal year;
          (b) as soon as practicable and, in any event, within forty-five (45) days (or such earlier date that the information is available to Issuer) after the end of each of the first three fiscal quarters, (i) the unaudited consolidated balance sheets, statements of stockholders’ equity and comprehensive income and statements of cash flows of Issuer and its Subsidiaries as of the end of such quarter and the related unaudited statements of operations for such quarter and for the portion of the fiscal year then ended, and (ii) a written management report for Issuer and its Subsidiaries, which contains, without limitation, analyses of the operating results of Issuer on a consolidated basis, a comparison of actual performance for such quarter and year to date against the budget for such periods and against the financial results for the corresponding periods in the preceding fiscal year; and
          (c) as soon as practicable and, in any event, within seventy-five (75) days (or such earlier date that the information is available to Issuer) after the end of each fiscal year, (i) the audited consolidated balance sheets, statements of stockholders’ equity and comprehensive income and statements of cash flows of Issuer and its Subsidiaries as of the end of such fiscal year and the related audited statements of operations for such fiscal year, and (ii) a written management report for Issuer and its Subsidiaries, which contains, without limitation, analyses of the operating results of Issuer on a consolidated basis, a comparison of actual performance against the annual budget for such year and against financial results for the preceding fiscal year.
     For purposes of this Section 5, Buyer shall be deemed to have maintained the Initial Buyer Percentage if from time to time the Buyer Percentage is less than the Initial Buyer Percentage by less than 1%. Without limiting the generality of the foregoing, in no event shall Buyer be deemed to have failed to maintain the Initial Buyer Percentage if, with respect to any Dilutive Event that decreases the Buyer Percentage to below the Initial Buyer Percentage, Buyer has provided a written notice to Issuer of its desire to acquire Additional Shares in accordance with Section 2.4(b).
          SECTION 6. BOARD AND MANAGEMENT REPRESENTATION
     6.1 Board Representation.
          (a) Upon completion of the First Closing and once Buyer provides a written confirmation to Issuer to increase the Initial Buyer Percentage to the Step Two Buyer Percentage, Issuer shall increase the size of the Board by one (1) director, so that upon such increase, (i) the Board shall consist of ten (10) directors, and (ii) the Board shall elect as director to fill the vacancy a person designated by Buyer who shall be reasonably acceptable to Issuer and the Board. Such person shall, unless removed by Buyer or otherwise for cause, serve as a duly appointed director of Issuer. Each subsequent designee of Buyer shall, if reasonably acceptable to Issuer and the Board and subject to this Section 6.1, be nominated by the Board for election by the stockholders to the Board, and if so elected, shall serve as a duly elected director of Issuer. Subject to Section 6.1(e), so long as Buyer from time to time maintains the Initial Buyer Percentage, Issuer shall continue to nominate and recommend for election one (1) person designated by Buyer who is reasonably acceptable to Issuer and the Board to serve as director on the Board.
          (b) Promptly after completion of the Third Closing, Issuer shall increase the size of the Board by one (1) director so that upon such increase, (i) the Board shall consist of eleven (11) directors and (ii) the Board shall elect as director to fill the vacancy a person designated by Buyer who shall be reasonably acceptable to Issuer and the Board. Such person shall, unless removed by Buyer or otherwise for cause, serve as a duly appointed director of Issuer. Each subsequent designee of Buyer shall, if reasonably acceptable to Issuer and the Board and subject to this Section 6.1, be nominated by the Board for election by the stockholders to the Board, and if so elected, shall serve as a duly elected director of Issuer. Subject to Section 6.1(e), so long as Buyer from time to time maintains the Step Three Buyer Percentage, Issuer shall continue to nominate and recommend for election two (2) persons designated by Buyer who are reasonably acceptable to Issuer and the Board to serve as directors on the Board. For the avoidance of doubt, this Section 6.1(b) shall not apply in the event that Buyer first acquires the Step Three Buyer Percentage after the expiry of the Standstill Period.
          (c) At least thirty (30) days prior to its distribution of its proxy statement or information statement with respect to each meeting of stockholders at which a term of a director designated by Buyer expires, Issuer shall notify Buyer. On or prior to the close of business on the later of (i) the fifteenth (15th) day following its receipt of Issuer’s notice and (ii) the thirtieth (30th) day prior to Issuer’s anticipated distribution of such proxy statement or information statement, Buyer shall notify Issuer information regarding its nominee required by the Exchange Act and the rules and regulations promulgated by the SEC thereunder to be set forth in such proxy statement or information statement.
          (d) Promptly after completion of the Second Closing, the board of directors of Buyer shall elect as director one (1) person designated by Issuer who shall (i) be reasonably acceptable to Buyer and its board of directors (the “Buyer’s Board”), and (ii) has been approved by the CBRC, the CSRC and the Shanghai Stock Exchange to serve as director on the Buyer’s Board (an “Approved Issuer Designee”). The Approved Issuer Designee shall be nominated by the Buyer’s Board for election by the stockholders to the Buyer’s Board, and if so elected, shall serve as a duly elected director of Buyer. So long as Buyer from time to time maintains the Step Two Percentage, Buyer shall continue to nominate and recommend for election one (1) Approved Issuer Designee to serve as director on the Buyer’s Board.
          (e) For purposes of Sections 6.1(a) and (b), Buyer shall be deemed to have maintained the Initial Buyer Percentage or the Step Three Buyer Percentage, as applicable, if from time to time the Buyer Percentage is less than the Initial Buyer Percentage or the Step Three Buyer Percentage, as the case may be, by less than 1%. Without limiting the generality of the foregoing, in no event shall Buyer be deemed to have failed to maintain the Initial Buyer Percentage or the Step Three Buyer Percentage, as the case may be, if, with respect to any Dilutive Event that decreases the Buyer Percentage to below the Initial Buyer Percentage or the Step Three Buyer Percentage, Buyer has provided a written notice to Issuer of its desire to acquire Additional Shares in accordance with Section 2.4(b).
6.2 Management Representation.
          (a) Following the completion of the First Closing, subject to Section 6.2(b), so long as Buyer from time to time maintains the Initial Buyer Percentage, Buyer shall have the right to recommend the appointment of one senior, non-executive manager to Issuer. Following the completion of the Third Closing, subject to Section 6.2(b), so long as Buyer from time to time maintains the Step Three Buyer Percentage, Buyer shall have the right to recommend the appointment of a second senior manager to Issuer; provided, however, that for purposes of this Section 6.2, the Step Three Buyer Percentage shall be 19.9%. Issuer shall use all reasonable efforts to appoint Buyer recommended managers, and ensure that any such manager appointed shall, unless otherwise agreed by the parties, have equivalent rights and responsibilities as those of other senior managers of Issuer having the most senior title of an officer who is not included in the executive management of Issuer as executive management is listed in Issuer’s SEC filings. It is the understanding of the parties that such managers shall have the title of “Senior Vice President” and equivalent rights and responsibilities to those of other Senior Vice Presidents of Issuer, and that Buyer shall endeavor to recommend a qualified individual and shall consult with Issuer prior to making such recommendation final.

          (b) For purposes of Section 6.2(a), Buyer shall be deemed to have maintained the Initial Buyer Percentage or the Step Three Buyer Percentage, as applicable, if from time to time the Buyer Percentage is less than the Initial Buyer Percentage or the Step Three Buyer Percentage, as the case may be, by less than 1%. Without limiting the generality of the foregoing, in no event shall Buyer be deemed to have failed to maintain the Initial Buyer Percentage or the Step Three Buyer Percentage, as the case may be, if, with respect to any Dilutive Event that decreases the Buyer Percentage to below the Initial Buyer Percentage or the Step Three Buyer Percentage, Buyer has provided a written notice to Issuer of its desire to acquire Additional Shares in accordance with Section 2.4(b).
     6.3 Confidentiality. Issuer reserves the right to exclude any director or manager nominated by Buyer from access to any information or meeting or portion thereof if and to the extent that such information or meeting or portion thereof relates primarily to matters or circumstances involving a direct conflict of interest between Issuer and Buyer or between Issuer and the director or manager if Issuer’s external counsel, acting reasonably, provides a legal opinion that access to such information or meeting would result in a breach by the director or manager of his/her fiduciary duties to Issuer.
     6.4 Corporate Opportunities. Issuer and Buyer acknowledge and agree that as of the date of this Agreement there is no substantial business competition between them, but that they may become more substantial competitors in future, whether as a result of Issuer’s mergers with or acquisitions of other businesses or entities or otherwise. Issuer and Buyer agree that, insofar as any of (i) Buyer’s nominees to the Board and management of Issuer, and (ii) Issuer’s nominee to the board of directors of Buyer, are presented with corporate opportunities that may be opportunities for both Issuer and Buyer, he shall:
          (a) fully satisfy his fiduciary obligations to both Issuer and Buyer with respect to the corporate opportunity;
          (b) not be liable to Issuer or Buyer or their respective stockholders with respect to the corporate opportunity;
          (c) be deemed to have acted in good faith and in a manner he reasonably believed to be in the best interests of both Issuer and Buyer; and
          (d) not have violated his duty of loyalty to Issuer or Buyer or their respective stockholders, provided that he acts in good faith in a manner consistent with the following policy:
          (e) any corporate opportunity expressly offered to him in his capacity as a director or officer of one, but not both, of Issuer or Buyer shall belong to whichever of Issuer or Buyer is the subject of the offer;
          (f) any other corporate opportunity offered to Buyer director nominated by Issuer shall belong and first be offered to Issuer, which shall consider it promptly;
          (g) any other corporate opportunity offered to a Issuer director or officer nominated by Buyer shall belong and first be offered to Buyer, which shall consider it promptly; and

          (h) any corporate opportunity declined by either Issuer or Buyer shall thereafter be offered to the other.
     For purposes of this Agreement, a “corporate opportunity” shall include business opportunities that (i) Issuer or United Commercial Bank, a wholly-owned subsidiary of Issuer (the “Bank”), or Buyer, as the case may be, is financially able to undertake and (ii) fall within the then current lines of business of Issuer, the Bank or Buyer, as the case may be.
6.5 No Managerial or Operational Control. The parties hereby confirm and agree that, except for the rights specifically granted herein, in no event shall Buyer or any Affiliate of Buyer have any managerial or operational control of Issuer. If necessary, to avoid such control, Buyer shall take action requested by Issuer under Section 2.2(b) hereof.
          SECTION 7. VOTING AGREEMENT
     7.1 In addition to the provisions of Section 2.2 above, during the Standstill Period, Buyer shall vote and cause to be voted all Common Stock Beneficially Owned by Buyer (i) for persons nominated and recommended by the Board for election as directors of the Board and against any person nominated for election as a director by any other Person and (ii) as otherwise directed by the Board, so long as such vote (a) is not adverse to Buyer’s rights under this Agreement or the Investment Agreement, (b) is not adverse to its rights as a stockholder of Issuer, or (c) does not have a disproportionately adverse impact on its interests. Upon completion of the First Closing, Buyer shall submit to Issuer Voting Agreement executed by Buyer in the form attached hereto as Exhibit A.
          SECTION 8. OTHER PROVISIONS
     8.1 Term and Termination.
          (a) This Agreement shall become effective upon completion of the First Closing as set forth in the Investment Agreement and thereafter continue in full force and effect until terminated pursuant to this Section 8.1.
          (b) In the event that the Investment Agreement shall have been terminated at any time after the First Closing but before the Third Closing pursuant to Sections 7.01(a) or (b) of the Investment Agreement, this Agreement shall survive such termination and continue in full force and effect; provided, however, that:
               (i) Sections 2.1, 2.2 and 2.3 shall cease to have to any force or effect after the second (2nd) anniversary of the date of the First Closing;
               (ii) Sections 3.1, 3.2 and 3.3 shall cease to have to any force or effect after the first to occur of (x) the first (1st) anniversary of the Second Closing and (y) the first (1st) anniversary of the termination date of this Agreement; and
               (iii) Section 4 shall for purposes for this Section 8.1(b) be deemed to be amended with effect as of such termination of the Investment Agreement such that, notwithstanding anything in Section 4 relating to Buyer’s right to request registration of Subject Securities during the Standstill Period, Buyer shall, immediately upon and from time to time after the first to occur of (x) the first (1st) anniversary of the Second Closing and (y) the first (1st) anniversary of the termination date of this Agreement, become entitled to exercise its rights under Section 4; provided that the foregoing amendment shall not in any way affect the validity or enforceability of the other provisions of Section 4.

          (c) In the event that the Investment Agreement shall have been terminated by Buyer at any time after the First Closing but before the Third Closing pursuant to Sections 7.01(c) or (d) of the Investment Agreement, this Agreement shall terminate automatically without any action on either party; provided, however, that:
               (i) Section 4 shall for purposes for this Section 8.1(b) be deemed to be amended with effect as of such termination of the Investment Agreement such that, notwithstanding anything in Section 4 relating to Buyer’s right to request registration of Subject Securities during the Standstill Period, Buyer shall, immediately upon and from time to time after such termination of this Agreement, be entitled exercise its rights under Section 4; provided that the foregoing amendment shall not in any way affect the validity or enforceability of the other provisions of Section 4; and
               (ii) Sections 2.4, 5, 6.1 (other than 6.1(d)), 6.2, 6.3, 6.4 and 8 (other than 8.2) shall survive such termination of this Agreement and shall remain in full force and effect indefinitely.
          (d) In the event that the Investment Agreement shall have been terminated by Issuer at any time after the First Closing but before the Third closing pursuant to section 7.01(c) or (d) of the Investment Agreement, this Agreement shall terminate automatically without any action on either party; provided, however, that:
               (i) Section 4 shall survive such termination of this Agreement and remain in full force and effect until such date as all Subject Securities shall have been resold, and shall for purposes for this Section 8.1 be deemed to be amended with effect as of such termination of this Agreement such that Buyer shall, after the expiration of the Standstill Period, retain the right to make three (3) requests for Demand Registration pursuant to Sections 4.1; provided that the foregoing amendment shall not in any way affect the validity or enforceability of the other provisions of Section 4; provided, further, that Section 4.7 shall survive such termination of this Agreement and shall remain in full force and effect throughout the earlier to end of the period described in Section 4.7(a) and that Section 4.9 shall survive such termination of this Agreement and shall remain in full force and effect indefinitely;
               (ii) Sections 2.1, 2.2, 2.3, 3.1, 3.2, 3.3, 6.1(d), 6.3, 6.4, 6.5 and 7 shall survive such termination of this Agreement and shall remain in full force and effect until the expiration of the Standstill Period; and
               (iii) Section 8 (other than 8.2) shall survive such termination of this Agreement and shall remain in full force and effect indefinitely.
     8.2 Business Cooperation. Consistent with FRB guidelines regarding business cooperation, customer referrals and co-branding prior to completion of the Third Closing, Issuer and Buyer agree that the parties will negotiate in good faith to enter into agreements regarding strategic opportunities in China and the US in areas, including, but not limited to, trade finance, remittance services, loan referrals, interbank businesses, ATM network sharing and customer referrals.
     8.3 No Assignment. The parties’ respective rights and obligations pursuant to this Agreement may not be transferred, assigned or delegated by either Buyer or Issuer without the prior written consent of the other. Any attempted transfer, assignment or delegation in violation of the foregoing shall be void.

     8.4 Governing Law; Dispute Resolution. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to California’s conflict of law principles; provided, however, that this Section 8.4 shall be governed by and interpreted in accordance with the Federal Arbitration Act of the United States, 9 U.S.C. §§ 1 et seq. Any dispute, claim, controversy or difference regarding the interpretation or validity or performance of, or otherwise arising out of or relating to, this Agreement (“Dispute”), shall be finally and conclusively decided by binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) by an Arbitral Tribunal consisting of three arbitrators appointed in accordance with those Rules. The language of the arbitration shall be English and Mandarin Chinese. The venue for the hearings of the arbitration shall be Hong Kong. The parties shall bear in equal shares any fees and expenses of the Arbitral Tribunal and of the ICC; provided that the Arbitral Tribunal shall have the authority to award, as part of the Arbitral Tribunal’s decision, to the prevailing party its costs and expenses of the arbitration proceeding, including reasonable attorneys’ and experts’ fees. The Arbitral Tribunal shall render its award based on the explicit terms of this Agreement; and in instances where it is silent, on the basis of strict principles consistent with the terms of the Agreement. The Arbitral Tribunal shall be bound by strict rules of law in making its decision, and may not pronounce judgment on equitable principles or the basis of ex aqueo et bono. The Arbitral Tribunal shall have the authority to include in its award a decision binding upon the parties enjoining them to take or refrain from taking specific action with respect to the Dispute or declaring their rights, responsibilities and liabilities as to the Dispute. The Arbitral Tribunal shall state the reasons for its decision in writing in the award it issues. Judgment on the award rendered by the Arbitral Tribunal may be entered by any court having jurisdiction. Each of the parties hereby irrevocably submits to the personal jurisdiction of, and irrevocably waives objection to the laying of venue (including a waiver of any argument of forum non conveniens or other principles of like effect) in, the state and federal courts located in San Francisco, California, USA and/or the courts of Hong Kong, for the purposes of any action commenced in aid of an arbitration hereunder, or for entry of judgment upon the Arbitral Tribunal’s award. Each of the parties consents that all service of process may be made by delivery of the summons and complaint by certified or registered mail, return receipt requested, or by messenger, directed to it at its address for notices set forth in Section 8.7 hereof, and that service so made shall be deemed to have been made as of the date of the receipt indicated in the certification, signed and returned postal receipt, or other proof of service applicable to the method of service employed.
     8.5 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that, notwithstanding anything to the contrary, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, and for that purpose each party hereto irrevocably submits to the non-exclusive jurisdiction of the state and federal courts located in San Francisco, California, USA and irrevocably waives any objection to venue (including hereby waiving any argument of forum nonconveniens or principles of similar effect) in such courts, this being in addition to any other remedy to which they are entitled at law or in equity.
     8.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.7 Titles and Subtitle Verification. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
     8.8 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail, with verification of receipt, or facsimile, in either case if sent during normal business hours of the recipient; if not, then on the next business day; (iii) three days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to a party at such party’s address set forth on the signature page hereof or at such other address, electronic or otherwise, as such party shall designate by ten days’ advance written notice to the other party.
     8.9 Severability. If one or more provisions of this Agreement, together with the Merger Agreement, are held to be unenforceable under applicable law, in whole or in part, the unenforceable portion of such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such unenforceable portion were so excluded and shall be enforceable in accordance with its terms.
     8.10 Entire Agreement; Amendment; Waiver. This Agreement, together with the Investment Agreement and the Voting Agreement, constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof, and supersedes any and all prior negotiations, correspondence, understandings and agreements among the parties respecting the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Issuer and Buyer.
     8.11 Language. The parties confirm and agree that both the English and Chinese versions of this Agreement shall have the same effect and be controlling in all respects and that neither is prepared for reference or accommodation purposes.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

UCBH HOLDINGS, INC.

By:

Name:

Its:

Address:	555 Montgomery Street
San Francisco, CA 94111

E-mail:

Fax:

CHINA MINSHENG BANKING CORP., LTD.

By:

Name:

Its:

Address:	No. 2 Fuxingmennei Avenue
Xicheng District
Beijing, 100031 China

E-mail:

Fax: